Exhibit 11.1
                                                     Page 1 of 2

      STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS
        (In thousands of dollars, except per share data)


                                            Three Months
                                           Ended March 31,
                                          1996          1995
Primary:
Weighted average shares outstanding.   26,486,919   26,330,102
Dilutive effect of outstanding
 stock options, warrants and
 restricted stock grants (as
 determined by the application
 of the treasury stock method) . . .    5,547,657            -

Weighted average number of common
 shares outstanding, as adjusted . .   32,034,576   26,330,102

Income (loss). . . . . . . . . . . .   $   86,622   $  (31,670)

Per share amount . . . . . . . . . .   $     2.70   $    (1.21)


                                                     Exhibit 11.1
                                                     Page 2 of 2


                   CONTINENTAL AIRLINES, INC.
      STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS
        (In thousands of dollars, except per share data)


                                            Three Months
                                           Ended March 31,
                                          1996          1995
Fully diluted:
Weighted average shares outstanding.   26,486,919   26,330,102
Dilutive effect of outstanding
 stock options, warrants and
 restricted stock grants (as
 determined by the application
 of the treasury stock method) . . .    6,121,377            -
Dilutive effect of convertible
 debentures. . . . . . . . . . . . .    1,287,665            -
Dilutive effect of 8 1/2%
 convertible trust originated
 preferred securities. . . . . . . .    5,166,460            -
Dilutive effect of 6 3/4%
 convertible subordinated notes. . .      251,115            -

Weighted average number of common
 shares outstanding, as adjusted . .   39,313,536   26,330,102

Income (loss) applicable to
 common shares . . . . . . . . . . .   $   86,622   $  (31,670)
Add interest expense associated
 with the assumed conversion of
 convertible debentures. . . . . . .          442            -
Add interest expense associated
 with the assumed conversion of
 8 1/2% convertible trust
 originated preferred securities . .        5,295            -
Add interest expense associated
 with the assumed conversion of
 6 3/4% convertible subordinated
 notes . . . . . . . . . . . . . . .          255            -

Income (loss), as adjusted . . . . .   $   92,614   $  (31,670)

Per share amount . . . . . . . . . .   $     2.36   $    (1.21)